EX-35.3
(logo) TORCHLIGHT
INVESTORS

TORCHLIGHT LOAN SERVICES

March 14, 2013

Morningstar Credit Ratings, LLC                Wells Fargo Bank, N.A.
410 Horsham Road, Suite A                      9062 Old Annapolis Road
Horsham, Pennsylvania                          Columbia, Maryland 21045
Attn: CMBS Surveillance                        Attn: Corporate Trust

Midland Loan Services, Inc.                    Torchlight Investors, LLC
10851 Mastin, Suite 300                        230 Park Avenue 12th Floor
Overland Park, KS 66210                        New York, NY 10169
Attn: Brent Kinder                             Attn: Bill Stasiulatis

Fitch Ratings                                  Moody's Investor Services, Inc
One State Street Plaza, 31st Floor             7 World Trade Center
New York, NY 10004                             250 Greenwich Street
Attn: Commercial Mortgage Surveillance         New York, NY 10007
                                               Attn: Commercial Mortgage
J.P. Morgan Chase Commercial Mortgage          Surveillance
277 Park Avenue, 13th Floor
New York, NY 10172
Attn: Bianca Russo

Re: J.P. Morgan Chase Commercial Mortgage Pass-Through Certificates Series
2011-C5

Dear Sir or Madam:

This Officer's Certificate is provided to you by Torchlight Loan Services, LLC ("Torchlight"), pursuant to Section 11.09 of that certain Pooling and Servicing Agreement ("PSA") dated as of September 1, 2011 relative to the above referenced securitization for which Torchlight acts as Special Servicer. Capitalized terms used herein shall bear the meaning ascribed to them in the PSA unless otherwise defined in this letter.

The undersigned officer, on behalf of Torchlight, hereby informs you that (i) a review of the activities of the Special Servicer during the preceding calendar year and of its performance under this Agreement, has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Special Servicer has fulfilled all of its material obligations under this Agreement in all material respects throughout such preceding calendar year, and (iii) the Special Servicer has received no notice regarding the qualification, or challenging the status, of any Trust REMIC as a REMIC from the IRS or any other governmental agency or body.

Sincerely,

Torchlight Loan Services, LLC
A Delaware limited liability company,

/s/ Steven P. Altman
By: Steven P. Altman
Authorized Signatory


230 Park Avenue New York, New York 10169
T 212.883.2698 F 212.883.2998
E saltman@torchlightinvestors.com
www.torchlightinvestors.com